SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 23, 2015

INDEPENDENT BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 West Main Street Ionia, Michigan	48846 (Zip Code)
(Address of principal executive office)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On January 23, 2015, Independent Bank Corporation issued a press release announcing its financial results for the quarter ended December 31, 2014.  A copy of the press release is attached as Exhibit 99.1.  Attached Exhibit 99.2 contains supplemental data to that press release and attached Exhibit 99.3 contains a slide presentation for our earnings conference call.

The information in this Form 8-K and the attached Exhibits shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities

(a)	On January 21, 2015, the Boards of Directors of the Company and its wholly-owned subsidiary, Independent Bank (the “Bank”), authorized management to effect the consolidation of certain branch offices of the Bank (the “Branch Consolidation”). The Branch Consolidation reflects the Company’s ongoing cost reduction initiatives and undertakings to improve the overall efficiency of its operations. The Branch Consolidation will result in the closing of six of the Bank’s branch offices. It is expected that the aggregate, annual reduction in non-interest expenses resulting from the Branch Consolidation will amount to approximately $1.6 million. The Company also estimates a potential annual loss of revenue of approximately $0.3 million to $0.4 million due to possible customer attrition. The Company expects that the Branch Consolidation will be completed not later than April 30, 2015. The Company also undertook certain additional staffing reductions related to its banking operations. The branches being consolidated are as follows:

Consolidating	Into
Bay City Broadway	Bay City Main
Croton	Newaygo
Kingston	Marlette
Ubly	Bad Axe
Unionville	Sebewaing
Vermontville	Charlotte

(b)	In connection with the Branch Consolidation, the Company expects to incur one-time expenses and charges of approximately $0.3 million in the first four months of 2015, which consist primarily of severance and certain other costs. The Company does not expect any material loss related to the sale or disposition of real property or other fixed assets that are not otherwise deployed.

Item 9.01.	Financial Statements and Exhibits

Exhibits.

99.1	Press release dated January 23, 2015.

99.2	Supplemental data to the Registrant's press release dated January 23, 2015.

99.3	Earnings conference call presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date	January 23, 2015	By	s/Robert N. Shuster
Robert N. Shuster, Principal Financial Officer